UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 11, 2022

OXBRIDGE RE HOLDINGS LIMITED

(Exact Name of Registrant as Specified in Charter)

Cayman Islands	001-36346	98-1150254
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Suite 201, 42 Edward Street, Georgetown P.O. Box 469 Grand Cayman, Cayman Islands (Address of Principal Executive Office)	KY1-9006 (Zip Code)
Registrant’s telephone number, including area code: (345) 749-7570

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading symbol	Name of each exchange on which registered
Ordinary Shares (par value $0.001)	OXBR	The Nasdaq Stock Market LLC
Warrants to Purchase Ordinary Shares	OXBRW	The Nasdaq Stock Market LLC (The Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Independent Director

On November 11, 2022, the Board of Directors (the “Board”) of Oxbridge Re Holdings Limited (the “Company”) accepted the resignation of Mr. Kris Persaud as an independent director of the Company, effective immediately. Mr. Persaud’s decision to resign did not involve any disagreements with the Company, the Company’s management or the Board.

Appointment of New Independent Director

On November 11, 2022, the Board of Oxbridge Re Holdings Limited appointed Mr. Dwight Merren, to serve as an independent director on the Board of the Company, effective immediately, and Oxbridge Reinsurance Limited (“OxRe”), subject to approval of the Cayman Islands Monetary Authority (“CIMA”). Mr. Merren’s appointment was made to fill the vacancy resulting from Mr. Persaud’s resignation, and he was appointed for a term that ends at the 2023 annual meeting of stockholders.

Mr. Merren currently serves as an AVP, Private Banking at Butterfield Bank (Cayman) Limited (“Butterfield Cayman”) since December 2021, servicing mainly high net-worth private clientele. Butterfield Cayman is part of the Butterfield Group (NYSE: NTB). Prior to this, from November 2014, Mr. Merren served as a Relationship Manager in Butterfield Cayman’s Corporate Banking Department where he was responsible for the management of a portfolio of corporates across various business sectors, including captive insurers, insurance companies, reinsurance companies, special-purpose vehicles, liquidation accounts, large multinational companies and hedge funds.

Mr. Merren previously served as Relationship Manager of HSBC Bank (Cayman) Limited from October 2011 to October 2014, and as Deputy Head – Insurance Division at CIMA, from March 2009 to September 2011. From July 1992 to February 2009, Mr. Merren held senior roles of Administrator at Midland Bank (now HSBC), Assistant Vice President at Willis Management (Cayman) Limited, and Vice President at Global Captive Management Ltd. where he led and managed large portfolio of companies.

Mr. Merren served as an independent director at Cayman Islands National Insurance Company (“CINICO”), and as the Chairman of the Risk and Compliance Committee, and Chair of the Finance Committee from November 2017 to February 2022.

Mr. Merren brings invaluable experience in insurance, banking, risk management, compliance and governance to our boards. Mr. Merren was appointed to serve as the Chair of the Compensation Committee, and a member of the Nominating and Corporate Governance, Audit and Underwriting Committees of the Board.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OXBRIDGE RE HOLDINGS LIMITED

/s/ Wrendon Timothy
Date: November 17, 2022	Wrendon Timothy
Chief Financial Officer and Secretary
(Principal Accounting Officer and
Principal Financial Officer)

A signed original of this Form 8-K has been provided to Oxbridge Re Holdings Limited and will be retained by Oxbridge Re Holdings Limited and furnished to the Securities and Exchange Commission or its staff upon request.